Exhibit 99.1

DOVER CORPORATION
QUARTERLY MARKET SEGMENT INFORMATION
(unaudited) (in thousands)

	2005					2006
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
REVENUE
Diversified	$185,058	$196,969	$185,050	$182,006	$749,083	$199,864	$208,148	$408,012
Electronics	116,980	121,700	112,781	194,582	546,043	199,495	222,751	422,246
Industries	193,955	210,450	206,274	207,267	817,946	208,571	215,338	423,909
Resources	356,307	377,135	390,249	395,247	1,518,938	425,162	435,341	860,503
Systems	155,871	177,735	197,076	174,695	705,377	181,285	234,124	415,409
Technologies	219,084	252,005	275,612	287,151	1,033,852	294,941	343,367	638,308
Intramarket eliminations	(2,400)	(2,675)	(2,445)	(3,352)	(10,872)	(3,088)	(3,672)	(6,760)

Total consolidated revenue	$1,224,855	$1,333,319	$1,364,597	$1,437,596	$5,360,367	$1,506,230	$1,655,397	$3,161,627

NET EARNINGS
Segment Earnings:
Diversified	$20,424	$22,975	$23,121	$20,770	$87,290	$22,677	$23,037	$45,714
Electronics	9,227	12,259	5,208	20,194	46,888	20,754	29,862	50,616
Industries	21,918	24,418	28,180	29,764	104,280	27,328	30,208	57,536
Resources	62,747	65,545	65,077	67,302	260,671	82,797	80,919	163,716
Systems	22,037	26,910	29,221	21,920	100,088	26,971	38,341	65,312
Technologies	17,590	33,284	44,591	35,920	131,385	47,712	60,684	108,396

Total segments	153,943	185,391	195,398	195,870	730,602	228,239	263,051	491,290
Corporate expense / other	(15,196)	(14,797)	(13,387)	(11,562)	(54,942)	(18,559)	(18,692)	(37,251)
Net interest expense	(16,115)	(15,241)	(16,250)	(24,603)	(72,209)	(21,480)	(19,266)	(40,746)

Earnings from continuing operations before					-
provision for income taxes	122,632	155,353	165,761	159,705	603,451	188,200	225,093	413,293
Provision for income taxes	(31,023)	(45,880)	(42,719)	(40,248)	(159,870)	(56,850)	(66,435)	(123,285)

Earnings from continuing operations	91,609	109,473	123,042	119,457	443,581	131,350	158,658	290,008
Earnings (loss) from discontinued					-
operations, net	6,525	63,728	(362)	(3,328)	66,563	72,476	(86,747)	(14,271)

Net earnings	$98,134	$173,201	$122,680	$116,129	$510,144	$203,826	$71,911	$275,737